Exhibit 10.7
529 Pleasant Street
Attleboro, MA 02703

Re:    Consent to Reduction in Salary April 1, 2020 through June 30, 2020

Dear [Name],

This letter confirms your consent to a temporary [twenty-five percent (25%)] reduction in your annual base salary paid during the period beginning April 1, 2020 through June 30, 2020.

As you know, the COVID-19 pandemic has caused unprecedented challenges for our Company, customers, suppliers and communities. As a result, we need to take measures to ensure our continued long-term financial health in case of a protracted economic downturn, and you have graciously agreed to support our cost savings initiatives through a temporary compensation reduction. As part of these measures, you are volunteering to reduce by [25%] the base salary paid to you during the 2nd quarter of 2020. Effective July 1, 2020, your base salary shall revert to its previous level.

To confirm your understanding and acceptance of this temporary reduction, we kindly ask you to sign this letter on or before March 31, 2020. Your leadership, support and commitment to Sensata during this unprecedented time is greatly appreciated. If you have any questions, please feel free to contact me.

Very truly yours, SENSATA TECHNOLOGIES HOLDING PLC SENSATA TECHNOLOGIES, INC.
/s/ Melissa L. Mong Melissa L. Mong VP, General Counsel (Interim) and Company Secretary
AGREED TO AND ACCEPTED BY:

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[Name]

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Date